Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACT:
Bob Husted Investor Relations Manager (303) 440-5330 ext. 350 bhusted@spectralink.com	Nancy K. Hamilton Chief Financial Officer (303) 440-5330 ext. 524 nhamilton@spectralink.com

SpectraLink Extends Stock Repurchase Program

BOULDER, Colo. — October 14, 2002 — SpectraLink Corporation (Nasdaq: SLNK) today announced that its board of directors has authorized an extension of its existing stock repurchase program so that the company may repurchase up to an additional 2.5 million shares of its common stock. Taking into account the number of shares which the board of directors had previously authorized for repurchase, the company is now authorized to repurchase in the future up to approximately 2.7 million shares of its common stock under its stock repurchase program. The shares will be repurchased from time to time at market prices in open market, negotiated or block transactions in accordance with relevant securities law regulations. No time limit was set for the completion of the program. The intent of the repurchase is to offset increases in the shares authorized under the company’s stock purchase and stock option plans, and for other corporate purposes. The total number of shares currently outstanding is approximately 18.8 million.

About SpectraLink

SpectraLink Corporation (Nasdaq: SLNK) is the leading manufacturer and provider of wireless telephone systems for the workplace in North America. Headquartered in Boulder, Colo., SpectraLink has more installed systems and accumulated more experience and application knowledge than any other provider. SpectraLink distributes its products through industry-leading service, equipment and application providers, cultivating a vast customer base among industries including retail, education, healthcare, manufacturing, finance, information systems and telecommunications. For more information, call 1-800-676-5465, or visit http://www.spectralink.com.

Safe Harbor Provision

Portions of this release contain forward-looking statements regarding future events based on current expectations. These forward-looking statements and other statements, such as statements regarding the future financial performance of SpectraLink, are subject to risks and uncertainties. SpectraLink Corporation wishes to caution you that there are some factors that could cause actual results to differ materially from the results indicated by such statements. These factors include, but are not limited to: the repurchase of SpectraLink common stock may not increase the market value of the outstanding shares; changes in SpectraLink’s cash resources and its planned uses of those resources; changes in SpectraLink’s stock price; the failure of the market for on-premises wireless telephone systems to grow or to grow as quickly as SpectraLink anticipates; the intensely competitive nature of the wireless communications industry, and a customer preference to buy all telephone communications systems from a single source provider that manufactures and sells PBX or key/hybrid systems; SpectraLink’s and its resellers’ ability to develop and execute effective marketing and sales strategies; SpectraLink’s reliance on sole or limited sources of supply for many components and equipment used in its manufacturing process; the risk of business interruption arising from SpectraLink’s dependence on a single manufacturing facility; SpectraLink’s ability to manage potential expansion of operations in the U.S. and internationally; SpectraLink’s ability to respond to rapid technological changes within the on-premises wireless telephone industry; SpectraLink’s ability to attract and retain personnel, including key technical and management personnel; changes in general economic conditions that may reduce demand for SpectraLink’s products; changes in rules and regulations of the FCC; SpectraLink’s ability to protect its intellectual property rights; changes in economic and business conditions affecting SpectraLink’s customers; and SpectraLink’s reliance on its 802.11 technology partners to continue to provide the wireless local area network for SpectraLink’s NetLink product, and to provide access points which support SpectraLink Voice Priority. Prospective investors are cautioned not to place undue reliance on such forward-looking statements. Further, SpectraLink expressly disclaims any obligation to update or revise any forward-looking statements contained herein to reflect future events or developments after the date hereof. We refer you to the documents SpectraLink files from time to time with the Securities and Exchange Commission, specifically the section titled Risk Factors in our Annual Report on Form 10-K for the year ended December 31, 2001, the section titled Forward-Looking Statement Factors in our Form 10-Q for quarterly period ended June 30, 2002, and other reports and filings made with the Securities and Exchange Commission.

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All trademarks, trade names, registered trademarks, or registered trade names are property of their respective holders. For more information, visit the SpectraLink website at www.spectralink.com.

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